                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                   UTG, INC.

1.   Name.  The name of the  corporation is UTG, Inc.  (hereinafter  the or this
     "Corporation").

2.   Registered   Office;   Registered  Agent.  The  registered  office  of  the
     Corporation in the State of Delaware is 2711  Centerville  Road, Suite 400,
     New Castle County, Wilmington,  Delaware 19808. The Registered Agent at the
     same address is Corporation Service Company.

3.   Purpose.  The purpose of the  Corporation is to engage in any lawful act or activity  for which a  corporation  may be  organized  under  the  Delaware
     General Corporation Law.

4.   Capital Stock.

          A. Classes of Stock.  The  Corporation  is authorized to issue two (2)
          classes of stock designated, respectively, "Common Stock" (the "Common
          Stock") and  "Preferred  Stock"  (the  "Preferred  Stock").  The total number of shares which the Corporation is authorized to issue is Seven
          Million One Hundred Fifty Thousand (7,150,000),  each with a par value of $0.001 per share, of which Seven Million  (7,000,000)  shares shall be Common Stock and One Hundred Fifty Thousand  (150,000) shares shall be Preferred Stock.

          The  following  is a  statement  of the  designations  and the powers,
          privileges  and  rights,  and  the   qualifications,   limitations  or
          restrictions  thereof in respect of each class of capital stock of the
          Corporation.

          B. Common Stock.  The holders of the Common Stock shall be entitled to receive such dividends as the Board of Directors may declare from time to  time,  provided  that  any  and  all  preferred  dividends  on the
          Preferred Stock for the then current quarter have been theretofore set aside or paid,  and all prior  quarterly  dividends  on the  Preferred
          Stock have been paid in full. Upon the liquidation of the Corporation, the holders of the Common Stock shall receive,  share and share alike, all of the net assets of the  Corporation  remaining after the payment of the  liquidation  preference  payable with respect to the Preferred
          Stock.  The  Common  Stock  shall  not be  subject  to  redemption  or retirement.  Each holder of the Common  Stock shall be entitled to one vote for each share of such stock standing in his name on the books of the  Corporation.  The  holders  of the  Common  Stock  shall not have cumulative voting rights in the election of directors.

          C. Preferred Stock.

               [1]. Rank. The Preferred Stock is senior to the Common Stock, and the Common Stock is subject to the rights and  preferences of the
               Preferred Stock as hereinafter set forth.

               [2]. Series.  The Preferred Stock may be issued from time to time in one or  more  series  in  any  manner  permitted  by  law,  as determined from time to time by the Board of Directors and stated
               in the  resolution or  resolutions  providing for the issuance of such  stock  adopted  by  the  Board  of  Directors  pursuant  to authority  hereby  vested in it, each series to be  appropriately designated,  prior to the issuance of any shares thereof, by some distinguishing  letter or number.  All  shares of each  series of
               Preferred Stock shall be alike in every particular  (except as to the dates from which  dividends  shall  commence to accrue).  All shares of  Preferred  Stock  shall be of equal  rank and have the same powers,  preferences and rights, and shall be subject to the
               same  qualifications,   limitations,  and  restrictions,  without
               distinction  between  the  shares of  different  series  thereof, except only in regard to the following particulars,  which may be different in different series:

                    [a]. dates from  which  such  dividends  shall  commence  to accrue;

                    [b]. the amount or amounts payable upon  redemption  thereof and the manner in which the same may be redeemed;

                    [c]. the amount or amounts  payable to holders  thereof upon any voluntary or involuntary liquidation,  dissolution,
                         or winding up of the Corporation;

                    [d]. the provisions relative to a sinking fund, if any, with respect thereto;

                    [e]. terms and rates of conversion or exchange  thereof,  if convertible or exchangeable; and

                    [f]. the provisions as to voting rights, if any;

     provided that if the stated  dividends and amounts  payable on  liquidation are not paid in full, the shares of all series of the Preferred Stock shall share ratably in the payment of dividends including  accumulation,  if any, in  accordance  with the sums which  would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in  accordance  with the sums which would be payable on such distribution if all sums payable were discharged in full.

     The designation of each particular  series of Preferred Stock and its terms in respect of the foregoing  particulars  shall be fixed and  determined by the Board of  Directors  in any manner  permitted  by law and stated in the resolution or resolutions  providing for the issuance of such stock adopted by the Board of Directors pursuant to authority hereby vested in it, before any  shares of such  series are  issued,  and shall be set forth in full or summarized  on the  stock  certificates  for  such  series.  The  Board  of
     Directors may from time to time increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of
     Preferred Stock shall constitute part of such series,  or may decrease (but not below the  number of shares  thereof  then  outstanding)  the number of shares of any series of Preferred  Stock already  created by providing that any  unissued  shares  previously  assigned to such series  shall no longer constitute  part  thereof.  The Board of Directors  is hereby  empowered to classify or reclassify any unissued  Preferred  Stock by fixing or altering the terms  thereof  in respect of the  above-mentioned  particulars  and by assigning the same to an existing or newly created series from time to time before the issuance of such stock.

          [3]. Dividends. The holders of Preferred Stock of each series shall be entitled  to  receive,  out of any  funds  legally  available  for the purpose,  when  and  as  declared  by the  Board  of  Directors,  cash dividends  thereon  at such  rate  per  annum  as  shall  be  fixed by resolution  of the Board of Directors  for such  series,  and no more, payable as  determined  by the Board of  Directors  in the  resolution
          creating  such  series.   Such   dividends   shall  be  cumulative  or
          non-cumulative,  as determined by the Board of Directors in fixing the rights and  preferences  of such series,  and if  cumulative  shall be deemed to accrue from day to day  regardless  of whether or not earned or declared,  and shall  commence to accrue with respect to each share of  Preferred  Stock  from  such  date or dates as may be fixed by the
          Board of Directors prior to the issue thereof.

     In no event, so long as any Preferred Stock shall remain outstanding, shall any dividend  whatsoever  (other than a dividend payable in shares of stock ranking  junior to the  Preferred  Stock as to the dividends and assets) be declared  or paid upon,  nor shall any  distribution  be made or ordered in respect of, the Common  Stock or any class of stock  ranking  junior to the
     Preferred Stock as to dividends or assets, nor shall any moneys (other than the net  proceeds  received  from the sale of stock  ranking  junior to the
     Preferred  Stock as to dividends and assets) be set aside for or applied to the purchase or redemption  (through a sinking fund or otherwise) of shares of  Common  Stock or of any  other  class of stock  ranking  junior  to the
     Preferred Stock as to dividends or assets, unless

               [a]. all dividends on the Preferred  Stock of all series for past dividend  periods  shall have been paid and the full  dividend on all  outstanding  shares of Preferred Stock of all series for the then current dividend period shall have been paid or declared and set apart for payment; and

               [b]. the  Corporation  shall have set aside all amounts,  if any, theretofore required to be set aside as and for sinking funds, if any, for the  Preferred  Stock of all series for the then current year,  and all  defaults,  if any,  in  complying  with  any such sinking fund requirements in respect of previous years shall have been made good.

          [4].  Redemption.  The  Corporation,  at the  option  of the  Board of
          Directors,  may at any time redeem the whole, or from time to time may redeem any part of any series of Preferred Stock by paying therefor in cash the  amount  which  shall  have been  determined  by the Board of
          Directors,  in the resolution or resolutions  authorizing such series, to be  payable  upon  the  redemption  of such  shares  at such  time.
          Redemption  may be made of the  whole or any  part of the  outstanding shares of any one or more series,  in the  discretion  of the Board of
          Directors;  if the redemption be a part of a series,  the shares to be redeemed  may be  selected by lot, or all of the shares of such series may be  redeemed  pro rate,  in such  manner as may be  prescribed  by resolutions of the Board of Directors.

     Subject to the foregoing provisions and to any qualifications, limitations, or  restrictions  applicable to any  particular  series of Preferred  Stock which may be stated in the  resolution  or  resolutions  providing  for the issuance of such  series,  the Board of Directors  shall have  authority to prescribe  from time to time the  manner in which any  series of  Preferred
     Stock shall be redeemed.

          [5]. Liquidation.  Upon any liquidation,  dissolution or winding up of the Corporation, whether voluntary or involuntary, the Preferred Stock of each series shall be  entitled,  before any  distribution  shall be made to the Common  Stock or to any other class of stock junior to the
          Preferred  Stock  as to  dividends  or  assets  to be  paid  the  full preferential  amount or amounts  fixed the Board of Directors for such series as herein  authorized,  but the  Preferred  Stock  shall not be entitled to any further  payment and any remaining net assets shall be distributed ratably to the holders of the outstanding Common Stock. If upon such  liquidation,  dissolution or winding up of the Corporation, whether  voluntary or  involuntary,  the net assets of the Corporation shall be  insufficient  to permit the  payment  to the  holders of all outstanding  shares  of  Preferred  Stock  of all  series  of the full preferential amounts to which they are respectively entitled, then the entire net assets of the Corporation  shall be distributed  ratably to the holders of all outstanding shares of Preferred Stock in proportion to the full preferential  amount to which each such share is entitled.
          Neither a consolidation  nor a merger of the Corporation  with or into any corporation or corporations  nor the sale of all or  substantially all  of  the  assets  of  the  Corporation  shall  be  deemed  to be a liquidation,  dissolution  or winding  up within  the  meaning of this clause.

          [6].  Voting.  The holders of the Preferred Stock of each series shall be  entitled  to such  voting  rights,  if any,  as  shall be fixed by resolution  of the Board of Directors in creating  such series.  If so provided in the resolution creating any series of Preferred Stock, the shares of such series may be nonvoting.

          [7]. Conversion or Exchange. Any series of Preferred Stock may be made convertible  into,  or  exchangeable  for, at the option of either the holder or the Corporation or upon the happening of a specified  event, shares of any other  class or classes or any other  series of the same or any other  class or  classes of stock of the  Corporation,  at such price or  prices or at such  rate or rates of  exchange  and with such adjustments  as shall  be  stated  in the  resolution  or  resolutions providing  for the  issuance  of such  stock  adopted  by the Board of
          Directors.

          D. No Preemptive  Rights.  No  stockholder of the  Corporation  shall, because of his ownership of stock, have a preemptive or other right to purchase,  subscribe  for or take any part of any stock or any part of the notes, debentures,  bonds, or other securities convertible into or carrying options or warrants to purchase stock of the Corporation. Any part of the capital stock and any part of the notes, debentures, bonds or other  securities  convertible into or carrying options or warrants to purchase  stock of the  Corporation  authorized  by the Articles of
          Incorporation  or any  amendment  thereto,  may at any time be issued, optioned for sale, and sold or disposed of by the Corporation pursuant to resolutions of its Board of Directors to such persons and upon such terms as may to such Board seem proper  without  first  offering  such stock or securities or any part thereof to existing stockholders.

5.   Incorporator.   The  name  and  original   mailing   address  of  the  sole
     incorporator  is as  follows:  WT&C  Corporate  Services,  Inc.,  500  West
     Jefferson Street, Suite 2800, Louisville, Kentucky 40202.

6.   Elimination of Director Liability.  A director of the Corporation shall not be personally  liable to the Corporation or its  stockholders  for monetary damages for breach of fiduciary  duty as a director,  except for  liability
     (i) for any breach of the director's  duty of loyalty to the Corporation or its  stockholders,  (ii) for acts or  omissions  not in good faith or which involve  intentional  misconduct or a knowing violation of law, (iii) under
     Section  174 of the  Delaware  General  Corporation  Law,  or (iv)  for any
     transaction from which the director derived an improper  personal  benefit.
     If the Delaware General  Corporation Law is amended after the filing of the
     Certificate of Incorporation of which this Article 6 is a part to authorize corporate action further  eliminating or limiting the personal liability of directors,  then the  liability of a director of the  Corporation  shall be eliminated  or limited to the  fullest  extent  permitted  by the  Delaware
     General Corporation Law, as so amended.

     Any repeal or modification of the foregoing  paragraph by the  stockholders of the Corporation  shall not adversely affect any right or protection of a director  of the  Corporation  existing  at the  time  of  such  repeal  or modification.

7.   Bylaws.  The  Board of  Directors  of the  Corporation  is  authorized  and empowered  from time to time in its  discretion  to make,  alter,  amend or repeal  the  Bylaws  of  the  Corporation,  except  as  such  power  may be restricted or limited by Delaware General Corporation Law.

8.   Election of Directors.  Directors of the Corporation need not be elected by written ballot unless otherwise required in the Corporation's Bylaws.

     IN WITNESS WHEREOF,  this Certificate of Incorporation has been executed by the Incorporator of UTG, Inc. as of the 1st day of April, 2005.

                                        WT&C CORPORATE SERVICES, INC.

                                        By:____/s/ Barbara G. Mangus _______

                                               Barbara G. Mangus, Vice President